STOCK IN LIEU OF SALARY
                                    AGREEMENT

      THIS AGREEMENT is made and entered into as of January 25, 2006 (the "Agreement"), by and between MEDLINK INTERNATIONAL, INC., a Delaware corporation ("MLI"), and KONRAD KIM ("Employee")(collectively the "Parties").

                                   WITNESSETH:

      WHERAS, Employee entered into a 5 year employment agreement on January 1, 2006 with MLI, whereby, MLI will pay Employee $32,000 annually.

      WHERAS, MLI's current financial situation would impair the operations of its business to fulfill the salary obligations.

      WEHERAS, Employee has agreed to accept the MLI's restricted common stock in lieu of salary at 20% discount to today's fair market value as quoted on the Over-the Counter Bulletin Board for the term of the Employment Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and other good and valuable consideration, the Parties agree as follows:

      1. COMPENSATION MLI will deliver to Employee in lieu of Salary based on the terms of the Employment Agreement 235,294 shares for the term of the agreement.

            $32,000 / ($.17 x .8) = 235,294

      2. TERM OF AGREEMENT. This Agreement shall commence on January 26, 2006, and shall continue until December 31, 2010 (the "Term" or "Term of Employment"), unless terminated as set forth herein.

      3. Applicable Law. Except as may be otherwise provided herein, this Agreement shall be governed by and construed in accordance with the laws of the State of New York, applied without reference to principles of conflict of laws.

      4. Amendments. This Agreement may not be amended or modified otherwise than by a written agreement executed

      5. Withholding. MLI may withhold from any amounts payable under the Agreement, such federal, state and local income, unemployment, social security and similar employment related taxes and similar employment related withholdings as shall be required to be withheld pursuant to any applicable law or regulation.


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      6.    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and any such provision which is not valid or enforceable in whole shall be enforced to the maximum extent permitted by law.

      7. Captions. The captions of this Agreement are not part of the provisions and shall have no force or effect.

      8. Entire Agreement. This Agreement contains the entire agreement among the parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto.

      9. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement or the Employee's employment hereunder to the extent necessary to the intended preservation of such rights and obligations.

      10. Waiver. Either Party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

      11. Joint Efforts/Counterparts. Preparation of this Agreement shall be deemed to be the joint effort of the parties hereto and shall not be construed more severely against any party. This Agreement may be signed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

      12. Representation by Counsel. Each Party hereby represents that it has had the opportunity to be represented by legal counsel of its choice in connection with the negotiation and execution of this Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of January 26, 2006.

                                                MEDLINK INTERNATIONAL, INC.,
                                                a Delaware corporation


                                                By: __________________________
________________________________                    Ray Vuono
Konrad Kim

                                                Title: Chief Executive Officer